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                                                                   Exhibit 99(a)

                                                           FOR IMMEDIATE RELEASE
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CONTACT: Peter G. Hanelt
         Chief Executive Officer/CFO
         Natural Wonders, Inc.
         (510) 252-6607
         www.naturalwonders.com


           NATURAL WONDERS RECEIVES DELISTING NOTIFICATION FROM NASDAQ
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Fremont, CA, January 16, 2001 - Peter G. Hanelt, Chief Executive Officer/Chief
Financial Officer, Natural Wonders, Inc. (NASDAQ:NATWQ) announced that the Company had received notification from The Nasdaq Stock Market staff that the Company's securities will be delisted from The Nasdaq Stock Market at the opening of business on January 17, 2001. Trading of the stock has been suspended since the Company filed Chapter 11 on December 17, 2000. The Company's ticker symbol was changed from NATW to NATWQ on December 21, 2000. The Company has decided not to appeal the staff's determination.

         Natural Wonders, Inc. is a specialty retailer of unique and affordable family gifts inspired by the wonders of science and nature. The Company operated 301 stores as of December 30, 2000, compared to 191 stores as of January 1, 2001.

         Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause the Company's actual results to differ materially from management's current expectations. These factors include the Company's ability to purchase attractive and appropriate merchandise, changes in consumer level of spending, changes in consumer demands and preferences, competition from other retailers, and uncertainties generally associated with gift retailing. Other risk factors are detailed in the Company's Securities and Exchange Commission filings.